Exhibit 4.2
VERINT SYSTEMS, INC. SERIES A CONVERTIBLE PERPETUAL PREFERRED STOCK $0.001 PAR VALUE COPY This is to Certify that Comverse Technology, Inc. is the owner of "**Two Hundred Ninety Three Thousand** full paid and non-assessable shares of the avove Coproration transferable only on the books of the surrender of this Certificate property endorsed. Witness, the seal of the Corporation and the signatures of its duty authorized officers. Dated May 25, 2007 /s/ Secretary /s/ Presedent (C) 1999 CORPEX BANKNOTE CO., BAY SHORE N.V.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in common TEN ENT — as tenants by the entireties JT TEN — as joint tenants with right of suvivorship and not as tenants in common Additional abbreviations may also be used though not in the above list UNIF TRANSFERS MIN ACT-.........Custodian......... (Cust) (Minor) under Uniform Transfers to Minors Act.................. State For value received _____ hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OF OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE) Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises. Dated In presence of